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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 1999 relating to the financial statements, which appears in HomeCom Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registrant Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
June 25, 1999

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